Exhibit 10.21

NON-COMPETITION AGREEMENT

NON-COMPETITION AGREEMENT, dated as of January 6, 2017 (“Agreement”), by and among RXi Pharmaceuticals Corporation, a Delaware corporation (“Parent”), RXi Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), and Alexey Eliseev (the “Shareholder”), a shareholder of MirImmune Inc., a Delaware corporation (the “Company” or the “Surviving Corporation”).

WHEREAS, Parent, Merger Sub, and the Company have entered into, simultaneously herewith, a Stock Purchase Agreement (the “Purchase Agreement”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement), which provides, upon the terms and subject to the conditions thereof, for the merger of Merger Sub with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent; and

WHEREAS, Shareholder is a significant shareholder of the Company and will receive substantial consideration for Shares as a result of the transactions set forth in the Purchase Agreement; and

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Purchase Agreement, Shareholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein and in the Purchase Agreement, and intending to be legally bound hereby, Shareholder hereby agrees as follows:

1.    Non-Competition. In consideration of Parent entering into the Purchase Agreement and in order that Parent may enjoy the full benefit of the Company’s Business, including the related Business goodwill, for a period of three (3) years from and after the Closing Date (the “Non-Compete Period”), Shareholder shall not, directly or indirectly: (a) engage, own, manage, operate, finance, render services or otherwise participate in any Business that competes with Parent and its subsidiaries, affiliates, successors and assigns, including, without limitation, the Company and its subsidiaries (the “Company Group”); or (b) interfere with, disrupt or damage or attempt to interfere with, disrupt or damage the Business of the Company Group, or the relationships between the Company Group, and its customers, clients, vendors, or other Business relationships, in either the case of (a) or (b) anywhere in the Restricted Territory. For purposes of this Agreement, “Business” shall mean the use of oligonucleotides in cell based immunotherapies for cancer. For purposes of this Agreement, “Restricted Territory” shall mean each and every county, province, state, city, or other political subdivision of the United States, and anywhere else in North America or any other place in which any member of the Company Group is currently engaged or actively has plans to be engaged in doing Business.

2.    Non-Solicitation of Employees. Shareholder agrees that Parent and the Company have made a significant investment in their employees and independent contractors and that Shareholder will and/or has received nonpublic or proprietary information regarding such individuals. Shareholder therefore agrees that, unless he receives prior written consent from Parent’s Chief Executive Officer or Board of Directors, for the entire Non-Compete Period, he will not directly or indirectly solicit, recruit, induce, or attempt to influence any person employed by or working with the Company Group or independent contractor to terminate his employment or contract with the Company Group or work for another employer or person.

3.    Non-Solicitation of Business Contacts. Shareholder agrees that, for the entire Non-Compete Period, he will not directly or indirectly solicit or encourage any client, customer, bona fide prospective client or customer, consultant, supplier, licensee, licensor, landlord or other business relation of any member of the Company Group (each a “Business Contact”) to terminate or diminish or otherwise change in a manner adverse to the Company Group its relationship with any member of the Company Group nor will he seek to persuade any such Business Contact to conduct with anyone else any business or activity that such Business Contact conducts or could conduct with any member of the Company Group.

4.    Miscellaneous.

(a)    Ownership of Shares; Authority; Acknowledgements. Shareholder represents and warrants that Shareholder: (i) is the record and beneficial owner of and has the right to vote the Shares set forth opposite Shareholder’s name on Exhibit A hereto, which at the date hereof are free and clear of any liens; (ii) has the power and authority to make, enter into and carry out the terms of this Agreement; (iii) the covenants in Sections 1, 2 and 3 hereof are supported by good and adequate consideration; (iv) the geographic scope of the covenants herein is reasonable and necessary; (v) the goodwill associated with the existing business, customers, employees, consultants and assets of the Company prior to the Merger is an integral component of the value of the Company to Parent and is reflected in the consideration payable to Shareholder; and (v) the duration, geography and activities precluded by the covenants herein are reasonable and necessary to protect the legitimate business interests of Parent and to protect and preserve Parent’s benefit of the bargain in the purchase of the Company and the goodwill of the business combination that will result from the Merger.

(b)    Enforcement. The Shareholder acknowledges that Shareholder has read and considered all the terms and conditions of this Agreement, including the restraints imposed upon Shareholder pursuant to the covenants contained herein. The Shareholder agrees that each of the restraints contained herein are necessary for the protection of the goodwill, confidential information and other legitimate interests of the Company Group; that each and every one of these restraints is reasonable in respect to subject matter, length of time and geographic area; and that these restraints, individually or in the aggregate, will not prevent Shareholder from obtaining other suitable employment during the period in which the Shareholder is bound by such restraints. The Shareholder further acknowledges that, were Shareholder or any of Shareholder’s affiliates to breach any of the covenants contained herein, the damage to the Company Group would be irreparable. The Shareholder therefore agrees that the Company Group, in addition to any other remedies available to them, shall be entitled to seek and obtain injunctive relief against any breach or threatened breach by the Shareholder or any of Shareholder’s affiliates of any of said covenants, without having to post bond. The Shareholder further agrees that he or she shall not plead adequacy of any relief at law available to Parent or its successors or assigns (as applicable) (including monetary damages) as a defense to any petition, claim or motion for preliminary or final injunctive relief to enforce any provision of this Agreement. The parties agree that it is their intention that all of the restraints imposed under Sections 1, 2 and 3 hereof be enforced in accordance with their terms to the maximum extent possible under applicable law. The parties further agree that, in the event that any provision of Section 1, 2 or 3 hereof shall be determined by any court of competent jurisdiction to be unenforceable for any reason (including, but not limited to, by reason of its being extended over too great a time, too large a geographic area or too great a range of activities), such provision shall be deemed to be modified, a new enforceable term shall be deemed to be provided, or such court shall reform such provision, such that the intent of the parties in agreeing to the provisions of this Agreement will not be impaired and the provision will be enforceable to the maximum extent permitted by applicable law. In the event of any dispute or controversy arising out of or relating to or seeking to enforce this Agreement, the prevailing party in such action shall be entitled to recover from the other party all costs and expenses of the action, including reasonable attorneys’ fees and costs incurred in bringing and prosecuting or defending such action and/or enforcing any judgment, order, ruling or award granted therein, all of which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to a decision.

(c)    Purchase Agreement. Shareholder acknowledges that he has received, read and reviewed with his counsel and advisors copies of the Purchase Agreement and that he fully understands and agrees to the terms and conditions thereof.

(d)    Notices. All notices, demands and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered personally, by facsimile or by overnight courier or if mailed by certified mail, return receipt requested, and postage prepaid, as follows:

If to Parent or the Company, to:

RXi Pharmaceuticals Corporation

257 Simarano Drive, Suite 101

Marlborough, MA 01752

Attention: Director of Finance

Facsimile: 508-303-3400

E-mail: ckontulis@rxipharma.com

If to Shareholder, to the address set forth on the signature page hereto, with a copy that shall not constitute notice to:

Rubin and Rudman LLP

50 Rowes Wharf, Boston, MA 02110

Attn: Peter B. Finn, Esq.

Email: pfinn@rubinrudman.com

Any such notice shall be effective (i) if delivered personally, when received, (ii) if sent by facsimile, upon confirmation of receipt, (iii) if sent by overnight courier, upon the earlier of actual receipt or two (2) Business Days after delivery against waybill, or (iv) if mailed, five days after being mailed as described above.

(e)    Entire Agreement. This Agreement, the Purchase Agreement and any employment agreement entered into in connection with the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto with respect thereto.

(f)    Amendment and Waiver; Termination. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Parent and Shareholder, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(g)    Benefits; Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Except as set forth below, neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto.

(h)    Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(i)    Expenses. The parties shall bear their own respective expenses (including all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby.

(j)    Counterparts and Delivery. This Agreement may be executed in any number of counterparts and by the several parties hereto in separate counterparts, and delivered by facsimile or other means of electronic transmission (including scanning and emailing), each of which shall be deemed to be one and the same instrument and an original document.

(k)    Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

(l)    Governing Law; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF MASSACHUSETTS TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF MASSACHUSETTS WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT SUCH PARTY MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

(m)    Consent to Jurisdiction. EACH PARTY HERETO AGREES AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT SITTING IN THE CITY OF BOSTON, MASSACHUSETTS AND ANY UNITED STATES DISTRICT COURT IN THE CITY OF BOSTON, MASSACHUSETTS, AND ANY APPLICABLE APPELLATE COURTS, WITH RESPECT TO ALL MATTERS RELATING TO THIS AGREEMENT AND TO THE TRANSACTIONS CONTEMPLATED HEREBY, WAIVES ALL OBJECTIONS BASED ON LACK OF VENUE AND FORUM NON CONVENIENS, AND IRREVOCABLY CONSENTS TO THE PERSONAL JURISDICTION OF ALL SUCH COURTS.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RXI PHARMACEUTICALS CORPORATION

/s/ Geert Cauwenbergh
Name:	Geert Cauwenbergh
Title:	Chief Executive Officer

MIRIMMUNE INC.

/s/ Alexey Eliseev
Name:	Alexey Eliseev
Title:	CEO

SHAREHOLDER

/s/ Alexey Eliseev
Name:	Alexey Eliseev
Address:	24 Cummings Road Boston, MA 02135